UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway Suite 550
San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the offering described in Item 8.01 of this Current Report on Form 8-K, on February 5, 2021, Quantum Corporation (the “Company”) notified B. Riley Securities, Inc. (“B. Riley”) of its election to terminate its At Market Issuance Sales Agreement, dated November 25, 2020, by and between the Company and the B. Riley (the “Sales Agreement”). Pursuant to such notice, the Sales Agreement will terminate effective as of February 10, 2021.

Pursuant to the Sales Agreement, the Company was entitled to offer and sell, from time to time through B. Riley, as agent and/or principal, up to $50 million of shares of its common stock, par value $0.01 per share, in an “at the market” offering program (the “ATM Program”). No sales have been made under the ATM Program.

B. Riley Financial, Inc., the parent company of B. Riley, was the beneficial owner of approximately 20.6% of shares of the Company’s common stock prior to the closing of the offering described in Item 8.01 of this Current Report on Form 8-K, including shares owned indirectly through B. Riley or other subsidiaries of B. Riley Financial, Inc. In addition, John A. Fichthorn, a member of the Company’s board of directors, was Head of Alternative Investments at B. Riley Capital Management, LLC, a wholly-owned subsidiary of B. Riley Financial, Inc., from April 2017 until May 2020. In May 2020, Mr. Fichthorn became a consultant for B. Riley Capital Management, LLC. Such consultancy concluded on November 30, 2020.

Item 8.01	Other Events.

On February 8, 2021, the Company closed its previously announced offering of 15,109,489 shares of its common stock, which includes the full exercise of the underwriters’ option to purchase 1,970,803 additional shares of common stock, at a price to the public of $6.85 per share, pursuant to an underwriting agreement with B. Riley, dated as of February 3, 2021.

On February 8, 2021, the Company issued a press release regarding the closing, a copy of which is filed as an exhibit to and incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Quantum Corporation, dated February 8, 2021

104	Cover page interactive data file, submitted using inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

February 8, 2021	/s/ J. Michael Dodson
(Date)	J. Michael Dodson
Chief Financial Officer
(Principal Financial Officer)